EXHIBIT 99.1

Curetis and OpGen Enter Into Definitive Agreement to Combine Businesses

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Combined company creates a commercial-stage, transatlantic diagnostics company focusing on data-driven solutions for molecular microbiology

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Combined company to be headquartered in Gaithersburg, MD, USA

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Transaction is supported by the boards of OpGen and Curetis

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Transaction subject to approval by both companies’ shareholders and debt financing providers

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Conference call scheduled for September 4, 2019, at 9:00 am Eastern / 3:00 pm Central European Time

Elements of this announcement contain or may contain inside information within the meaning of Article 7(1) of the Market Abuse Regulation.

Gaithersburg, MD, USA, Amsterdam, the Netherlands, and Holzgerlingen, Germany, 04 September 2019, 0800 am CET, 0655 am ET  - OpGen, Inc. (Nasdaq: OPGN, “OpGen”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, and Curetis N.V. (Euronext: CURE, “Curetis”), a developer of next-level molecular diagnostic solutions, today announced the entry into a definitive agreement to combine the two companies’ businesses, subject to approval by both companies’ respective shareholders and Curetis’ debt financing providers. The transaction is structured as an acquisition by OpGen of Curetis GmbH, a wholly-owned subsidiary of Curetis which owns all of the Curetis Group business. The combination will create a transatlantic, U.S.-headquartered and Nasdaq-listed company with an innovative commercial-stage molecular diagnostics and bioinformatics franchise and a strong pipeline focusing on infectious diseases and antimicrobial resistance (AMR).

Following the closing, the combined company´s U.S. headquarters will be in Gaithersburg, MD, while the company’s European operations will be run from Holzgerlingen, Germany. Ares Genetics GmbH (“Ares Genetics”), a subsidiary of Curetis GmbH, will continue its bioinformatics and NGS service laboratory operations in Vienna, Austria.

The combined companies will have a broad commercial-stage diagnostics portfolio of CE-IVD-marked and US-FDA cleared products and platforms, as well as a proprietary NGS-based and AI-powered technology and knowledgebase for the rapid molecular prediction of AMR. The initial two main focuses for the company will be (a) rapid diagnostics for lower respiratory infection and urinary tract infection and (b)

bioinformatics and NGS services for AMR prediction by Ares Genetics as well as bioinformatics services based on the Acuitas Lighthouse® AMR kowledgebase by OpGen. Key elements of the combined company’s strategy include: continuing to gain regulatory clearances and approvals and establish a market position for proprietary molecular diagnostic tests and platforms, capitalize on unique technology platforms, leverage global commercial capabilities and partnerings, pursue development collaborations, and capitalize on the financial leverage and operational and research synergies to improve return on capital and achieve future profitability.

“We are convinced that the combination of OpGen and Curetis will help maximize value for our stockholders and will result in an organization with a robust pipeline of molecular diagnostic and bioinformatics products, significant management experience, and proprietary assets for developing and commercializing novel data-driven solutions in infectious disease diagnostics,” said Evan Jones, Chairman and CEO of OpGen.

“This transaction will allow Curetis to access U.S. capital markets, which we believe is essential to accelerate the development of our proprietary molecular diagnostic platforms and solutions for microbiology,” said Oliver Schacht, CEO of Curetis. Mr. Schacht continued, “It also strengthens our management team and financial position, allows us to leverage OpGen´s existing U.S. public company infrastructure, and adds complementary assets to our product development portfolio.”

"We believe that this transaction has the potential to create substantial synergies and will enable the combined entity to further strengthen its molecular microbiology diagnostics pipeline and assets," said William Rhodes, Chairman of Curetis´ Supervisory Board. "Our goal is to create a broader transatlantic business, allowing us to execute on a growth strategy in molecular microbiology based on cutting-edge innovation."

The implementation agreement has been approved by both companies’ Boards of Directors. Curetis will seek approval from its shareholders at an extraordinary general meeting and OpGen will seek approval from its stockholders at a special meeting. It is expected that both meetings will be scheduled for the late fourth quarter of this year. Subject to receipt of shareholder approvals and satisfaction of other closing conditions, as detailed below, the transaction is expected to close by early 2020.

Upon completion of the transaction, the combined company’s Board of Directors will be chaired by William Rhodes, currently the Chairman of the Curetis Supervisory Board, and will initially consist of four representatives named by Curetis and two by OpGen. Evan Jones, the current Chairman, President and Chief Executive Officer of OpGen, will join the combined company’s Board of Directors in a non-executive role. The senior management team of the combined company will consist of Oliver Schacht, Ph.D., currently the Chief Executive Officer of Curetis, as the combined company’s CEO, and Timothy C. Dec, currently the Chief Financial Officer of OpGen, as the CFO of the combined company, and additional representatives from the two companies.

H.C. Wainwright & Co., LLC and Crosstree Capital LLC acted as financial advisors to Curetis and OpGen, respectively. Linklaters LLP and Ballard Spahr LLP acted as legal advisors to Curetis and OpGen, respectively.

Details of the Transaction

Form of the Transaction

Under the terms of the implementation agreement, OpGen proposes to acquire 100% of the shares of Curetis GmbH from Curetis N.V., thereby acquiring all of Curetis GmbH’s assets and liabilities, including the Curetis name. Curetis GmbH owns substantially all of the assets, liabilities and contractual obligations of the Curetis Group, including its subsidiaries Curetis USA Inc. and Ares Genetics GmbH. Upon Closing (as defined below), Curetis GmbH will be a wholly-owned subsidiary of OpGen.

Post-Closing Ownership Allocations

At the closing of the transaction (the “Closing”), Curetis N.V. will be entitled to receive 2,662,564 new shares of common stock of OpGen (less the number of shares to be reserved for issuance to current holders of options, phantom stock and convertible debt securities issued by Curetis N.V.), reflecting a valuation of the combined business of roughly $24 million.

As of September 3, 2019, these 2,662,564 new shares would represent approximately 72.5% of the outstanding equity of OpGen (on a fully diluted basis), and current equity holders of OpGen (including option holders and warrant holders) would hold approximately 27.5% of the equity of OpGen (on a fully diluted basis). The respective equity holdings upon Closing will be subject to any dilutive issuance of securities by OpGen between the date hereof and the date of Closing.

Subject to shareholder approval, Curetis intends to distribute to its shareholders, to the maximum extent permitted by law, the new OpGen shares it will receive at Closing in connection with the transaction.

Stockholder Approvals

As soon as reasonably practicable following and subject to availability of all required information including required financial statements, OpGen will file a registration statement on Form S-4, which will include a proxy statement for the OpGen stockholders (the “Form S-4”). OpGen expects to call a special meeting of its stockholders to be held as soon as practicable after the finalization and effectiveness of the Form S-4. Curetis expects to call an extraordinary general meeting of its shareholders on the same date as the OpGen special meeting.

Conditions to Closing

The Closing is subject to (i) the satisfaction of customary conditions to closing for a transaction of this type, including the absence of a material adverse event for either party, (ii) for each of OpGen and Curetis, appropriate approvals by their respective shareholders, (iii) for Curetis, consents from certain debt financing providers, (iv) the Form S-4 having been declared effective by the U.S. Securities and Exchange Commission, (v) the new shares of OpGen’s common stock to be issued (or reserved for issuance) in connection with the transaction having been approved for listing on Nasdaq and (vi) OpGen having secured additional funding prior to Closing.

Conference Call Wednesday, September 4, at 9:00 am Eastern Time / 03:00 pm Central European Time

OpGen and Curetis will jointly host a conference call today, September 4, 2019 at 9:00 am ET / 3 pm CET to discuss the planned combination and their businesses.

For participating in the conference call, please access the presentation at:

https://webcasts.eqs.com/curetis20190903/no-audio

To access the call, please dial the following numbers:

Belgium:

+32 24 01 95 16

Germany:

+49 69 20 17 44 220

The Netherlands:

+31 20 71 68 020

UK:

+44 203 009 2470

US:

+1 877 423 0830

When instructed, please use the passcode 51444642#

For further international dial-in numbers, please open the following link:

http://events.arkadin.com/ev/docs/International%20Access%20Numbers_%20UKFELBRI1_SU7.pdf

The conference webcast can be accessed after completion of the call at:

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Curetis Website: https://curetis.com/investors/

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OpGen Website: http://ir.opgen.com/

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About OpGen

OpGen, Inc. is a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease. We are developing molecular information products and services for global healthcare settings, helping to guide clinicians with more rapid and actionable information about life threatening infections, improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

Our molecular diagnostics and informatics products, product candidates and services combine our Acuitas molecular diagnostics and Acuitas Lighthouse informatics platform for use with our proprietary, curated MDRO knowledgebase. We are working to deliver our products and services, some in development, to a global network of customers and partners. The Acuitas AMR Gene Panel (RUO) is intended for Research Use Only and is not for use in diagnostic procedures. The Acuitas Lighthouse Software is not distributed commercially for antibiotic resistance prediction and is not for use in diagnostic procedures. For more information, please visit www.opgen.com.

OpGen, Acuitas, and Acuitas Lighthouse are registered trademarks of OpGen, Inc.

About Curetis

Curetis N.V.’s (Euronext: CURE) goal is to become a leading provider of innovative solutions for molecular microbiology diagnostics designed to address the global challenge of detecting severe infectious diseases and identifying antibiotic resistances in hospitalized patients.

Curetis’ Unyvero System is a versatile, fast and highly automated molecular diagnostic platform for easy-to-use, cartridge-based solutions for the comprehensive and rapid detection of pathogens and antimicrobial resistance markers in a range of severe infectious disease indications. Results are available within hours, a process that can take days or even weeks if performed with standard diagnostic procedures, thereby facilitating improved patient outcomes, stringent antibiotic stewardship and health-economic benefits. Unyvero in vitro diagnostic (IVD) products are marketed in Europe, the Middle East, Asia and the U.S.

Curetis’ wholly owned subsidiary Ares Genetics GmbH is developing next-generation solutions for infectious disease diagnostics and therapeutics. The ARES Technology Platform combines the presumably most comprehensive database worldwide on the genetics of antimicrobial resistances, ARESdb, with advanced bioinformatics and artificial intelligence.

For further information, please visit www.curetis.com and www.ares-genetics.com.

Legal Disclaimer

The information contained in this press release has been carefully prepared. However, Curetis bears and assumes no liability of whatever kind for the correctness and completeness of the information provided herein. Curetis does not assume an obligation of whatever kind to update or correct information contained in this press release whether as a result of new information, future events or for other reasons, except as may be required by law.

This press release includes statements that are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “anticipates”, “expects”, “intends”, “may”, “will”, or “should”, and include statements Curetis makes concerning the intended results of its strategy. By their nature, forward-looking statements involve risks and uncertainties and readers are cautioned that any such forward-looking statements are not guarantees of future performance. Curetis’ actual results may differ materially from those predicted by the forward-looking statements. Curetis undertakes no obligation to publicly update or revise forward-looking statements, except as may be required by law.

Forward-Looking Statements – OpGen, Inc

This press release includes statements relating to the proposed business combination between OpGen and Curetis. These statements and other statements regarding OpGen’s and the combined company’s future plans constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond OpGen’s control, and which may cause results to differ materially from expectations. Factors that could cause results to differ materially from those described include, but are not limited to, our ability to successfully and timely seek approval of, and obtain approval of our stockholders for the transaction, satisfy the closing conditions under the implementation agreement, successfully combine the businesses of OpGen and Curetis, comply with the complexities of a global business, achieve the synergies we expect and successfully implement the combined company’s strategic and business goals and objectives. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contacts:

Michael Farmer
Vice President, Marketing (240) 813-1284
mfarmer@opgen.com

InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Joe Green Edison Group
jgreen@edisongroup.com

Curetis Contacts:

Curetis N.V.

Max-Eyth-Str. 42

71088 Holzgerlingen, Germany

Tel. +49 7031 49195-10

pr@curetis.com or ir@curetis.com

www.curetis.com

Curetis International Media & Investor Inquiries

akampion

Dr. Ludger Wess / Ines-Regina Buth

Managing Partners

info@akampion.com

Tel. +49 40 88 16 59 64

Tel. +49 30 23 63 27 68